EXHIBIT 10.1

                            ASSET PURCHASE AGREEMENT

      THIS ASSET PURCHASE  AGREEMENT (this  "Agreement") is made as of April 24,
2006,  by  and  between  Digicorp,  a  Utah  corporation   ("Buyer"),   and  EAI
Technologies, Inc., a Virginia corporation ("Seller").

                             W I T N E S S E T H:

      WHEREAS,   Seller  has  developed  an  application   for  Buyer  known  as
ITunesBucks ("ITunesBucks"), which is a marketing application that allows customers to accumulate points that can be used to purchase merchandise;

      WHEREAS, Buyer has outstanding invoices totaling $152,000 (the "Invoices") which Buyer owes Seller as consideration for developing ITunesBucks; and

      WHEREAS, Buyer desires to purchase and Seller desires to sell to Buyer ITunesBucks and its associated assets in exchange for (a) the issuance to Seller of 138,182 shares of Buyer's common stock, $.001 par value per share ("Common Stock"), and (b) the waiver by Seller of the outstanding Invoices, pursuant to the terms set forth herein.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

SECTION 1. PURCHASE AND SALE OF ASSETS.

      1.1 Sale of Assets. Seller agrees to sell, assign, transfer and deliver to Buyer, and Buyer agrees to purchase from Seller, all of Seller's right, title and interest in and to ITunesBucks and its associated assets and properties of every kind all as described in Exhibit A attached hereto as well as all Intellectual Property and all ideas of Seller of every kind and description related to ITunesBucks, tangible and intangible, real, personal or mixed, and wherever located, including, without limitation, the following:

            (a) Intellectual Property. All of Seller's Intellectual Property relating to ITunesBucks;

            (b) Goodwill. All of the goodwill of Seller in, and the going concern value of, ITunesBucks, and all of the ideas and Intellectual Property, proprietary information, marketing materials and trade secrets related to ITunesBucks; and

            (c) Records. All of Seller's files and records, and other files and records relating to ITunesBucks and all files and records relating to all Intellectual Property and all ideas of Seller in connection with ITunesBucks.

      The assets, properties, ideas, Intellectual Property, goodwill and records of Seller being sold to and purchased by Buyer under this Section 1.1 are referred to herein collectively as the "Assets."

      1.2 Excluded Liabilities. It is expressly understood that Buyer shall not assume, pay or be liable for any liability or obligation of Seller of any kind or nature at any time existing or asserted, whether known, unknown, fixed, contingent or otherwise, not specifically assumed herein by Buyer, including, without limitation, any liability or obligation relating to, resulting from or arising out of any fact existing or event occurring prior to, or relating to the Assets prior to the date hereof.

      1.3 Purchase Price; Payment. In consideration of the sale by Seller to Buyer of the Assets, and subject to satisfaction of the conditions contained herein, Buyer shall issue to Seller 138,182 shares of Common Stock of Buyer (the "Purchase Price").

      1.4 Closing Date. Subject to satisfaction of the conditions contained herein, the closing of the sale and purchase of the Assets provided for in
Section 1.1 hereof (the "Closing") shall take place at the offices of Sichenzia Ross Friedman Ference LLP located at 1065 Avenue of the Americas, New York, New York 10018 (or at such other place as the parties may designate) on the date of this Agreement, or on such other date as Seller and Buyer may agree. The date on which the Closing shall be held is referred to in this Agreement as the "Closing Date."

      1.5 Further Assurances. Seller shall, from time to time after the consummation of the transactions contemplated herein, at the request of Buyer and without further consideration, execute and deliver further instruments of transfer and assignment and take such other action as Buyer may reasonably require to more effectively transfer and assign to, and vest in, Buyer the Assets free and clear of all Liens (defined below).

      1.6 Sales and Transfer Taxes. All sales, transfer, use, recordation, documentary, stamp, excise taxes, personal property taxes, fees and duties under applicable law incurred in connection with this Agreement or the transactions contemplated hereby will be borne and paid by Buyer.

      1.7 Transfer of Subject Assets. Seller shall deliver or cause to be delivered to Buyer good and sufficient instruments of transfer transferring to Buyer title to all of the Assets, together with all required consents. Such instruments of transfer (a) shall contain appropriate warranties and covenants which are usual and customary for transferring the type of property involved under the laws of the jurisdictions applicable to such transfers, (b) shall be in form and substance reasonably satisfactory to Buyer and its counsel, (c) shall effectively vest in Buyer good and marketable title to all of the Assets free and clear of all Liens, and (d) where applicable, shall be accompanied by evidence of the discharge of all Liens against the Assets. Buyer agrees and acknowledges that the form of instrument of transfer attached hereto as Exhibit B is acceptable.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF SELLER. In order to induce Buyer to enter into this Agreement, Seller hereby represents and warrants to Buyer as follows:

      2.1 Required Action. All actions and proceedings necessary to be taken by or on the part of Seller in connection with the transactions contemplated by this Agreement have been duly and validly taken, and this Agreement and each other agreement, document and instrument to be executed and delivered by or on behalf of Seller pursuant to, or as contemplated by, this Agreement (collectively, the "Seller Documents") has been duly and validly authorized, executed and delivered by Seller and no other action on the part of Seller is required in connection therewith. Seller has full right, authority, power and capacity to execute and deliver this Agreement and each other Seller Document and to carry out the transactions contemplated hereby and thereby. This Agreement and each other Seller Document constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of Seller, enforceable in accordance with its respective terms.

      2.2 No Conflicts. The execution, delivery and performance by Seller of this Agreement and each other Seller Document does not and will not (a) constitute a violation of, or conflict with or result in any breach of, acceleration of any obligation under, right of termination under, or default under, any agreement or instrument to which Seller is a party or by which Seller or the Assets is bound, (b) violate any judgment, decree, order, statute, rule or regulation applicable to Seller or the Assets, or (c) require Seller to obtain any approval, consent or waiver of, or to make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made.

      2.3 Title. Seller has good and marketable title to all of the Assets free and clear of all mortgages, pledges, security interests, charges, liens, restrictions and encumbrances of any kind (collectively, "Liens") whatsoever. Upon the sale, assignment, transfer and delivery of the Assets to Buyer hereunder and under the Seller Documents, there will be vested in Buyer good, marketable and indefeasible title to the Assets, free and clear of all Liens. The Assets include all of the assets and properties (a) held for use by Seller in connection with Assets and (b) necessary for Buyer to use the Assets in the manner for which the Assets were developed. All of the tangible Assets are in good repair, have been well maintained and are in good operating condition, do not require any material modifications or repairs, and comply in all material respects with applicable laws, ordinances and regulations, ordinary wear and tear excepted.

      2.4 No Litigation. Seller is not now involved in nor, to the knowledge of Seller, is Seller threatened to be involved in any litigation or legal or other proceedings related to or affecting the Assets or which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

      2.5 Brokers. Seller has not retained any broker or finder or other person who would have any valid claim against any of the parties to this Agreement for a commission or brokerage fee in connection with this Agreement or the transactions contemplated hereby.

      2.6   Intellectual Property

            (a) For purposes hereof, the term "Intellectual Property" includes: (i) all drawings, marketing plans, potential business concepts or similar documents; (ii) all patents, patent applications, patent rights, and inventions and discoveries and invention disclosures related to the Assets (whether or not patented); (iii) Seller's rights to the name "ITunesBucks" and all trade names, trade dress, logos, packaging design, slogans, any and all Internet domain names used or useful in connection with the Assets or related to them, registered and unregistered trademarks and service marks and applications related to the Assets; (iv) all copyrights in both published and unpublished works related to the Assets, including, without limitation, all compilations, databases and computer programs, and all copyright registrations and applications, and all derivatives, translations, adaptations and combinations of the above; (v) all know-how, trade secrets, confidential or proprietary information, customer lists, research in progress, algorithms, data, designs, processes, formulae, drawings, schematics, blueprints, flow charts, models, prototypes, techniques, Beta testing procedures and Beta testing results related to the Assets; and (vi) all goodwill, franchises, licenses, permits, consents, approvals, technical information, telephone numbers, and claims of infringement against third parties related to the Assets, as well as any idea related to the Assets.

            (b) Seller has exclusive ownership of, and has good, valid and marketable title to, all of the Intellectual Property, free and clear of any Liens, and has the right to use all of the Intellectual Property without payment to any third party.

      2.7 Accreditation. Seller is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Seller understands that the Purchase Price is being offered to him in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that Buyer is relying upon the truth and accuracy of, and Seller's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Seller set forth herein in order to determine the availability of such exemptions and the eligibility of Seller to receive the Purchase Price.

      2.8 Investment Experience; Suitability. Seller is familiar with the type of risks inherent in the acquisition of securities such as the shares of Common Stock of Buyer and Seller's financial position is such that he can afford to retain the Purchase Price for an indefinite period of time without realizing any direct or indirect cash return on his investment.

      2.9 Investment Purpose. Seller represents that the shares of Common Stock comprising the Purchase Price are being issued to it for its own account, for investment purposes only and not for distribution or resale to others in contravention of the registration requirements of the Securities Act. Seller agrees that it will not sell or otherwise transfer the shares of Common Stock comprising the Purchase Price unless such shares are registered under the Securities Act or unless an exemption from such registration is available.

      2.10 Information. Seller and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of Buyer and materials relating to the offer and sale of the shares of Common Stock comprising the Purchase Price which have been requested by Seller or its advisors. Seller and its advisors, if any, have been afforded the opportunity to ask questions of the Buyer. Notwithstanding the foregoing, Buyer has not disclosed to Seller any material nonpublic information and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to Seller. Neither such inquiries nor any other due diligence investigation conducted by Seller or any of its advisors or representatives shall modify, amend or affect Seller's right to rely on Buyer's representations and warranties contained in Section 3 below. Seller understands that its investment in the shares of Common Stock comprising the Purchase Price involves a significant degree of risk.

      2.11 Disclosure. The representations, warranties and statements contained in this Agreement and in the certificates, exhibits and schedules delivered by Seller to Buyer pursuant to this Agreement do not contain any untrue statement of a material fact, and, when taken together, do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made. There are no facts known to Seller which presently or may in the future have a material adverse affect (financial or otherwise) on the Assets which have not been specifically disclosed herein or in a schedule furnished herewith, other than general economic conditions affecting the Assets generally.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF BUYER. As a material inducement to Seller entering into this Agreement, Buyer hereby represents and warrants to Seller as follows:

      3.1 Organization. Buyer is duly organized, validly existing and in good standing under the laws of the State of Utah, with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted or proposed to be conducted. Buyer is not in violation of any term of its articles of incorporation or bylaws.

      3.2 Required Action. All actions and proceedings necessary to be taken by or on the part of Buyer in connection with the transactions contemplated by this Agreement have been duly and validly taken, and this Agreement and each other agreement, document and instrument to be executed and delivered by or on behalf of Buyer pursuant to, or as contemplated by, this Agreement (the "Buyer Documents") has been duly and validly authorized, executed and delivered by Buyer and no other action on the part of Buyer is required in connection therewith. Buyer has full right, authority, power and capacity to execute and deliver this Agreement and Buyer Document and to carry out the transactions contemplated hereby and thereby. This Agreement and each Buyer Document constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of Buyer, enforceable in accordance with its respective terms.

      3.3 No Conflicts. The execution, delivery and performance by Buyer of this Agreement and each Buyer Document does not and will not (a) constitute a violation of, or conflict with or result in any breach of, acceleration of any obligation under, right of termination under, or default under, any agreement or instrument to which Buyer is a party or by which it is bound, (b) violate any judgment, decree, order, statute, rule or regulation applicable to Buyer, or (c) require Buyer to obtain any approval, consent or waiver of, or to make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made.

      3.4 Brokers. Buyer has not retained any broker or finder or other person who would have any valid claim against any of the parties to this Agreement for a commission or brokerage fee in connection with this Agreement or the transactions contemplated hereby.

      3.5 Disclosure. The representations, warranties and statements contained in this Agreement and in the certificates, exhibits and schedules delivered by Buyer to Seller pursuant to this Agreement do not contain any untrue statement of a material fact, and, when taken together, do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made.

SECTION 4. WAIVER OF INVOICES AND RELEASE. Upon completing the purchase and sale of the Assets contemplated by Section 1, effective on the Closing Date Seller hereby waives all outstanding sums owed to it by Buyer as reflected in the Invoices. In connection with such waiver and in consideration of the Purchase Price, and other good and valuable consideration, received from Buyer, Seller hereby releases and discharges Buyer, Buyer's officers, directors, employees, agents, representatives, successors and assigns from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialities, covenants, contracts, controversies, agreements, promises, damages, judgments, executions, claims and demands whatsoever, arising from or related to the Assets and the outstanding sums reflected in the Invoices, in law, admiralty, or equity, which against Buyer, Seller, Seller's successors and assigns ever had, now have or hereafter can, shall or may have.

SECTION 5. POST-CLOSING COVENANTS; SURVIVAL. All representations, warranties, covenants, agreements and indemnities contained in this Agreement, or in any schedule, exhibit, certificate, agreement, document or statement delivered pursuant hereto, are material, shall be deemed to have been relied upon by the parties and, shall survive the consummation of the transactions contemplated herein for a period of two (2) years regardless of any investigation conducted by or knowledge of any party hereto.

SECTION 6. INDEMNIFICATION. Seller and Buyer (respectively an "Indemnifying Party") each hereby agrees to indemnify and hold harmless the other party, its affiliates, directors, officers, employees, agents, successors and assigns (each an "Indemnified Party", as applicable), against and in respect of all losses, liabilities, obligations, damages, deficiencies, actions, suits, proceedings, demands, assessments, orders, judgments, costs and expenses (including the reasonable fees, disbursements and expenses of attorneys and consultants) of any kind or nature whatsoever, but net of the proceeds from any insurance policies or other third party reimbursement for such loss, to the extent sustained, suffered or incurred by or made against any Indemnified Party, to the extent based upon, arising out of or in connection with: (a) any breach of any representation or warranty made by the Indemnifying Party in this Agreement or in any schedule, exhibit, certificate, agreement or other instrument delivered pursuant to this Agreement; (b) any breach of any covenant or agreement made by the Indemnifying Party in this Agreement or in any schedule, exhibit, certificate, agreement or other instrument delivered pursuant to this Agreement; and (c) in the case where Seller is the Indemnifying Party, any claim made by any person or entity which relates to the Assets which arises in connection with or on the basis of events, acts, omissions, conditions or any other state of facts occurring on or existing on or before the Closing Date.

SECTION 7. NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally, (b) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party), or (c) one (1) business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

            If to Buyer:      DIGICORP
            -----------       Attn: Chief Executive Officer
                              4143 Glencoe Avenue
                              Marina Del Rey, CA 90292
                              Facsimile: (310) 651-9629

            If to Seller:     EAI Technologies, Inc.
            ------------      Attn: Chief Executive Officer
                              8500 Leesburg Pike, Suite 202
                              Vienna, VA 22182
                              Facsimile: (703) 790-9710

      or to such other address and/or facsimile number and/or to the attention of such other person as specified by written notice given to the other respective party five (5) days prior to the effectiveness of such change.
Written confirmation of receipt (a) given by the recipient of such notice, consent, waiver or other communication, (b) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission, or (c) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (a), (b) or (c) above, respectively.

SECTION 8. MISCELLANEOUS.

      8.1   Assignability;   Binding   Effect.   This  Agreement  shall  not  be
assignable by either party except with the written consent of other party to this Agreement. This Agreement shall be binding upon and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

      8.2 Headings. The subject headings used in this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

      8.3 Amendments; Waivers. This Agreement may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by Buyer and Seller or, in the case of a waiver, the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

      8.4 Bulk Sales Law. Buyer hereby waives compliance by Seller of any applicable bulk sales law and Seller agrees to make full and timely payment when due of all amounts owed by such Seller to its creditors. Seller agrees to indemnify and hold Buyer harmless from, and reimburse Buyer for any loss, cost, expense, and liability or damage (including reasonable counsel fees and disbursements and expenses) which Buyer may suffer or incur by virtue of the non-compliance by Seller with such laws.

      8.5 Entire Agreement. This Agreement, together with the exhibits hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and cancels any and all prior or contemporaneous arrangements, understandings and agreements between them relating to the subject matter hereof.

      8.6 Severability. In the event that any provision or any portion of any provision of this Agreement shall be held to be void or unenforceable, then the remaining provisions of this Agreement (and the remaining portion of any provision held to be void or unenforceable in part only) shall continue in full force and effect.

      8.7 Governing Law. This Agreement and the transactions contemplated hereby shall be governed and construed by and enforced in accordance with the laws of the State of California without regard to conflict of laws principles.

      8.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute the same instrument.

      8.9 Expenses. Each party shall pay its own expenses incident to the negotiation, preparation and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of its counsel and accountants for all activities of such counsel and accountants undertaken pursuant to this Agreement, whether or not the transactions contemplated hereby are consummated.

      8.10 Remedies. It is specifically understood and agreed that certain breaches of this Agreement will result in irreparable injury to the parties hereto, that the remedies available to the parties at law alone will be an inadequate remedy for such breach, and that, in addition to any other legal or equitable remedies which the parties may have, a party may enforce its rights by an action for specific performance and the parties expressly waive the defense that a remedy in damages will be adequate.

      8.11 Dispute Resolution. Except as provided below, the parties agree to submit disputes between them relating to this Agreement and its formation, breach, performance, interpretation and application to arbitration as follows. Each party will provide written notice to the other party of any dispute within one year of the date when the dispute first arises or occurs. If a party fails to provide such notice, recovery on the dispute will be barred. Arbitration will be conducted in Los Angeles County, California pursuant to the Rules of the American Arbitration Association ("AAA"), as modified herein. The arbitration shall be conducted by one (1) arbitrator chosen in accordance with the rules of the AAA. Unless the arbitrator finds that exceptional circumstances require otherwise, the arbitrator will grant the prevailing party in arbitration its costs of arbitration and reasonable attorneys' fees as part of the arbitration award. Neither party will be required to arbitrate any dispute relating to actual or threatened violation of Intellectual Property rights. Either party will be entitled to receive in any court of competent jurisdiction injunctive, preliminary or other equitable relief, in addition to damages, including court costs and fees of attorneys and other professionals, to remedy any actual or threatened violation of its rights with respect to which arbitration is not required hereunder.

      8.12 Third Party Rights. Except as regards to the indemnification rights and obligations herein, this Agreement is for the benefit of the parties hereto and is not entered into for the benefit of, and shall not be construed to confer any benefit upon, any other party or entity.

                  [Remainder of page intentionally left blank]

      IN WITNESS WHEREOF, Seller and Buyer have caused this Asset Purchase Agreement to be executed as of the date first above written.


                                                BUYER:

                                                DIGICORP


                                         By:    /s/ Jay Rifkin
                                         ------------------------------------
                                         Name:  Jay Rifkin
                                         Title: Chief Executive Officer

                                                SELLER:

                                                EAI TECHNOLOGIES, INC.


                                         By:    /s/ Velan Thillairajah
                                         ------------------------------------
                                         Name:  Velan Thillairajah
                                         Title: Chief Executive Officer

                                    EXHIBIT A
                                     ASSETS


DOCUMENTATION
      ITunesBucks - portal application representation via:
      - Screen Templates
      - Use Cases
      - Entry page mock ups

SYSTEM COMPONENTS
ITunesBucks  portal  application  as  covered by
      - End user  HTML/JSP  pages and associated  software  components
      - Mid tier processing (login,  data collection, email  routing)
      - Backend  database  (all  associated  tables and  fields)
      - All associated source code from the CVS repository

The application has gone through several iterations. The above shall refer to the product in its current form without any further enhancements.